Exhibit 10.57

AMENDMENT NO. 3 AND WAIVER

This Amendment No. 3 and Waiver (this "Agreement") dated as of October 24, 2007 (the "Effective Date"), is by and among Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company (the "Company"), Tekoil & Gas Corporation, a Delaware corporation, as guarantor (the "Guarantor"), the lenders party to the Credit Agreement described below ("Lenders"), J. Aron & Company, as Lead Arranger and as Syndication Agent (in such capacities, "Syndication Agent"), and J. Aron & Company, as Administrative Agent for such Lenders (together with its permitted successors in such capacity, the "Administrative Agent") and as counterparty to the Company under the ISDA Agreement referred to below (in such capacity, "Lender Counterparty").

RECITALS

A. Reference is made to that certain Credit and Guaranty Agreement dated as of May 11, 2007 among the Company, the Guarantor, the Lenders, the Syndication Agent and the Administrative Agent (as amended or supplemented to the date hereof, the "Credit Agreement"). Reference is further made to that certain ISDA Master Agreement dated as of May 11, 2007 (as amended, supplemented, or restated to the date hereof, and together with all confirmations issued thereunder, the "ISDA Agreement").

B. Subject to the terms and conditions of this Agreement, the Company, the Guarantor, the Lenders, the Syndication Agent, the Administrative Agent and the Lender Counterparty, as applicable, wish to (i) make certain amendments to the Credit Agreement as provided herein and (ii) provide a waiver for the Waiver Defaults, as defined below.

NOW THEREFORE, in consideration of their mutual undertakings, the Company, the Guarantor, the Lenders, the Syndication Agent, the Administrative Agent and the Lender Counterparty hereby agree as follows:

Section 1. Definitions and Interpretations. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Waiver.

(a) The Company hereby acknowledges the existence of the following Events of Default (the "Waiver Defaults"): (i) the Company did not furnish the title opinions required by the Credit Agreement (the "Post-Closing Title Opinions") on or before August 15, 2007, which constitutes an Event of Default under the Credit Agreement, (ii) none of the following occurred on or before August 31, 2007: (A) the occurrence of the Required Capital Date, (B) the deposit of at least $7,500,000 of the amount contributed by Parent to Company on the Required Capital Date in the Collateral Account to be held under the control of Administrative Agent as cash collateral and applied to Other Permitted Capital Expenditures or other expenditures approved in writing by the Required Lenders and (C) the repayment in full of the insurance premium financing Indebtedness described on Schedule 6.1 to the Credit Agreement from sources other than the amounts deposited pursuant to clause (B) above, which constitutes an Event of Default under the Credit Agreement, (iii) the Rail Road Commission of Texas has not approved the P-4 certificates submitted by the Company with respect to the wells operated by the Sellers, which constitutes a failure of the Company to comply with all requirements of the Credit Agreement and therefore constitutes an Event of Default under the Credit Agreement, (iv) a mechanic's and materialman's lien was filed in Chambers County on July 23, 2007 by K-3 Resources, L.P. for unpaid invoices relating to work performed on February 3, 2007, on Well No. 1, Point Barrow SWD Lease, which Lien is not permitted under the Credit Agreement and therefore constitutes an Event of Default under the Credit Agreement, and (v) the existence of the foregoing Events of Default under the Credit Agreement constitutes an Event of Default under the ISDA Agreement.

(b) Subject to the terms and conditions of this Agreement, the Lenders and the Lender Counterparty, as applicable, hereby waive the Waiver Defaults. The waiver by the Lenders and the Lender Counterparty described in this Section 2 is contingent upon the satisfaction of the conditions precedent set forth below in this Agreement and is limited to the Waiver Defaults. Such waiver shall not be construed to be a consent to or a permanent waiver of any Section covered by either of the Waiver Defaults or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement, the ISDA Agreement, or in any of the other Transaction Documents. The Lenders and the Lender Counterparty reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement, the ISDA Agreement, or any other provision of any Transaction Document. The description herein of the Waiver Defaults is based upon the information available to the Lenders and the Lender Counterparty on the date hereof and shall not be deemed to exclude the existence of any other Events of Default. The failure of the Lenders or the Lender Counterparty to give notice to any Credit Party of any such other Events of Default is not intended to be nor shall be a waiver thereof. The Company and the Guarantor hereby agree and acknowledge that the Lenders and the Lender Counterparty require and will require strict performance by the Company and the Guarantor of all of their respective obligations, agreements and covenants contained in the Credit Agreement, the ISDA Agreement, and the other Transaction Documents, as amended hereby, and no inaction or action regarding any Event of Default is intended to be or shall be a waiver thereof.

(c) Without limitation of the foregoing, any failure (i) to deliver acceptable Post-Closing Title Opinions by the date set forth in Section 8.1(s) of the Credit Agreement (as amended hereby) or to comply with all reasonable requirements made by the Administrative Agent pursuant to such opinions by such date, (ii) of any of the items listed in Section 8.1(n) of the Credit Agreement (as amended hereby) to occur by the date set forth in Section 8.1(n) of the Credit Agreement (as amended hereby), (iii) to obtain any of the approvals required by Section 8.1(v) of the Credit Agreement by the date set forth in Section 8.1(v) of the Credit Agreement, or (iv) to pay any of the obligations required by Section 8.1(w) of the Credit Agreement by the date set forth in Section 8.1(w) of the Credit Agreement or to obtain the release of any related Liens as required thereunder, shall constitute an Event of Default under the Credit Agreement, and any such Event of Default under the Credit Agreement shall constitute an Event of Default under the ISDA Agreement.

(d) Notwithstanding the foregoing waiver of the Waiver Defaults, until the Capitalization Date (as hereinafter defined), for purposes of the following Sections of the Credit Agreement, the Administrative Agent may at its election exercise the rights and receive the benefits, and the Company shall have the obligations, which are applicable under such Sections during the existence of an Event of Default: (i) Section 1.1, definition of "ANCF Capital Expenditures," (ii) Section 1.1, definition of "Permitted G&A Expense Amount," (iii) Section 2.6(c)(ii) (monthly interest payments), (iv) Section 2.8 (default interest), (v) Section 2.19 (collateral account), (vi) Section 5.2(e) (independent engineer's reports); (vii) Section 6.6 (distributions), and (viii) Section 10.6 (assignments).

Section 3. Amendments to the Credit Agreement.

(a) Section 8.1(n) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(n) Any of the following shall not have occurred on or before October 26, 2007: (i) the occurrence of the Required Capital Date, (ii) the deposit of at least $7,500,000 of the amount contributed by Parent to Company on the Required Capital Date in the Collateral Account to be held under the control of Administrative Agent as cash collateral and applied to Other Permitted Capital Expenditures or other expenditures or obligations approved in writing or required by the Required Lenders (including without limitation application to the reduction of outstanding principal, interest and other sums owed by the Company on the Loans, the other Obligations, or otherwise under the Transaction Documents) and (iii) the repayment in full of the insurance premium financing Indebtedness described on Schedule 6.1 (from sources other than amounts deposited pursuant to clause (ii) above) (the date on which the foregoing items (i), (ii), and (iii) are satisfied, the "Capitalization Date");

(b) Section 8.1(s) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(s) Company shall fail to (i) on or before November 7, 2007 (A) furnish, title opinions, in form and substance reasonably satisfactory to Administrative Agent, covering Texas State Lease MF062790 (State Tract 343), and any lease pooled or unitized therewith, specifically addressing, without limitation, the interests of Borrower in and to the following wells and non-producing reserves: State Tract 343#014, State Tract 343 #009, State Tract 343 #018 (BP01), State Tract 343 #014 (BP03), or (B) comply with all reasonable requirements made by Administrative Agent pursuant to such title opinions or (ii) on or before January 23, 2008 (A) furnish title opinions, in form and substance reasonably satisfactory to Administrative Agent, covering Texas State Lease MF030085 (State Tract 5-8A), and any lease pooled or unitized therewith, specifically addressing, without limitation, the interests of Borrower in and to the following wells and non-producing reserves: State Tract 5-8A #02, State Tract 5-8A #01, State Tract 5-8 #01(BP01), State Tract 5-8A #01(BP02), or (B) comply with all reasonable requirements made by Administrative Agent pursuant to such title opinions;

(c) Section 8.1 of the Credit Agreement is amended by adding the following clause (u) in appropriate alphabetical order:

(u) At any time after the execution and delivery thereof, the Limited Guaranty dated as of October 23, 2007, made by Mark S. Western for the ratable benefit of the Beneficiaries, for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect with respect to Mark S. Western (other than in accordance with its terms) or shall be declared to be null and void or Mark S. Western shall repudiate his obligations thereunder.

(d) Section 8.1 of the Credit Agreement is amended by adding the following clause (v) in appropriate alphabetical order:

(v) The Railroad Commission of Texas shall not have approved, on or before January 23, 2008, all of the change of operator P-4 submissions made by Company with respect to the wells operated by the Sellers; or

(e) Section 8.1 of the Credit Agreement is amended by adding the following clause (w) in appropriate alphabetical order:

(w) Any of the following shall not have occurred on or before the earlier of (i) the Required Capital Date and (ii) October 26, 2007: (A) the repayment in full of all amounts owing to K-3 Resources, L.P. relating to work performed on February 3, 2007, on Well No. 1, Point Barrow SWD Lease and/or secured by the mechanic's and materialman's lien filed in Chambers County on July 23, 2007 (which payment, if made on the Required Capital Date, may be made from funds contributed by Parent to Company on such date) and (B) arrangements satisfactory to Administrative Agent shall have been made for the release of such mechanic's and materialman's lien. Company hereby covenants and agrees to take all actions necessary or requested by Administrative Agent to obtain the release of the foregoing mechanic's and materialman's lien.

(f) Section 8.1 of the Credit Agreement is amended by adding the following clause (x) in appropriate alphabetical order:

(x) Company shall not have deposited in the Collateral Account, on or before November 23, 2007, $370,000 or such greater amount as is sufficient in accordance with GAAP to adequately reserve for the Liabilities asserted by J-W Power to be owed by Company and/or Sellers, such amounts to be held under the control of Administrative Agent as cash collateral and applied to satisfy such Liabilities or other obligations approved in writing or required by the Required Lenders (including without limitation application to the reduction of outstanding principal, interest and other sums owed by the Company on the Loans, the other Obligations, or otherwise under the Transaction Documents).

(g) In addition, for purposes of Section 8.1 of the Credit Agreement Mark S. Western shall constitute a "Credit Party."

(h) The Credit Agreement is amended by replacing Schedule 4.9 thereto with the Schedule 4.19 attached hereto.

Section 4. No Obligation to Make Payments; Application. Notwithstanding anything herein to the contrary, Company hereby acknowledges, confirms and agrees that for so long as any Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement) is outstanding with respect to Company, and at all time prior to the Capitalization Date (a) any obligation Lender Counterparty may have to make any payment under the ISDA Agreement shall be suspended and (b) any amounts payable by Lender Counterparty under the ISDA Agreement may be applied to the Obligations at the Administrative Agent's election, in such order as may be elected by the Administrative Agent in its sole discretion.

Section 5. Representations and Warranties.

(a) The Guarantor represents and warrants that (i) after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement, the representations and warranties set forth in the ISDA Agreement, and the representations and warranties contained in the other Transaction Documents to which the Guarantor is a party are true and correct in all material respects on and as of the Effective Date as if made on and as of such date; (ii) other than the Waiver Defaults, no Default or Event of Default, or Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement) has occurred and is continuing; (iii) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements required to be delivered by this Agreement ("Other Documents") and to which the Guarantor is a party are within the corporate power and authority of the Guarantor and have been duly authorized by appropriate corporate action and proceedings; (iv) this Agreement and the Other Documents to which the Guarantor is a party constitute legal, valid, and binding obligations of the Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (v) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents to which the Guarantor is a party; and (vi) the Liens under the Security Documents are valid and subsisting and secure the Company's and the Guarantor's obligations under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents.

(b) The Company represents and warrants that: (i) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, the representations and warranties set forth in the ISDA Agreement, and the representations and warranties contained in the other Transaction Documents to which the Company is a party are true and correct in all material respects on and as of the Effective Date as if made on and as of such date; (i) other than the Waiver Defaults, no Default or Event of Default or Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement) has occurred and is continuing; (ii) the execution, delivery and performance of this Agreement and the Other Documents to which the Company is a party are within the limited liability company power and authority of the Company and have been duly authorized by appropriate limited liability company action and proceedings; (iv) this Agreement and the Other Documents to which the Company is a party constitute legal, valid, and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (v) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents to which the Company is a party; and (vi) the Liens under the Security Documents are valid and subsisting and secure Company's obligations under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents.

Section 6. Conditions to Effectiveness. This Agreement shall become effective and enforceable against the parties hereto, the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent on or before the Effective Date:

(a) Agreement. The Administrative Agent shall have received multiple original counterparts of this Agreement duly and validly executed and delivered by duly authorized officers of the Company, the Guarantor, the Administrative Agent, the Lenders, and the Lender Counterparty;

(b) No Default; Representations. Other than the Waiver Defaults, no Default or Event of Default or Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement) shall have occurred and be continuing as of the Effective Date. The representations and warranties in this Agreement, and in the Credit Agreement and the ISDA Agreement, shall be true and correct in all material respects;

(c) Closing Documents List. The Administrative Agent shall have received, and shall be satisfied in its sole discretion with, the other items listed on the Closing Documents List attached hereto as Exhibit A.

(d) Fees. The Company shall have paid (i) a waiver and amendment fee equal to $367,522 and (ii) all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 7. Effect on Transaction Documents; Acknowledgments.

(a) The Company and the Guarantor each acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b) Except as set forth in Section 2 above, the Lenders, Lender Counterparty, and Administrative Agent hereby expressly reserve all of their respective rights, remedies, and claims under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default, or any Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement), under the Credit Agreement, the ISDA Agreement, or any of the other Transaction Documents other than as expressly set forth in Section 2 above, (ii) any of the agreements, terms or conditions contained in the Credit Agreement, the ISDA Agreement, or any of the other Transaction Documents, (iii) any rights or remedies of the Lenders, Lender Counterparty, Administrative Agent, Royalty Owner, or Warrant Owner with respect to the Credit Agreement, the ISDA Agreement, and the other Transaction Documents, or (iv) the rights of each of the Lenders, the Lender Counterparty, and the Administrative Agent to collect the full amounts owing to it under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents.

(c) The Company, the Guarantor, the Lenders and Administrative Agent, each hereby adopts, ratifies, and confirms the Credit Agreement, as amended hereby, and the Company, the Guarantor, and the Lender Counterparty each hereby adopts, ratifies, and confirms the ISDA Agreement, and each of the foregoing parties acknowledges and agrees that the Credit Agreement, as amended hereby, the ISDA Agreement and the other Transaction Documents are and remain in full force and effect, and the Company and the Guarantor each acknowledges and agrees that neither its liabilities under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents nor the validity, perfection, or priority of any lien or security interest securing the Obligations are impaired in any respect by this Agreement.

(d) From and after the Effective Date, all references to the Credit Agreement, the ISDA Agreement, and the Transaction Documents shall mean such Credit Agreement, such ISDA Agreement, and such Transaction Documents as amended by this Agreement.

(e) This Agreement and each of the Other Documents (including without limitation the Limited Guaranty made by Mark S. Western of even date herewith) is a Transaction Document for the purposes of the provisions of the other Transaction Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8. Reaffirmation of the Guaranty. The Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations as such Guaranteed Obligations have been increased and amended by this Agreement. The Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantor under the Credit Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes, the ISDA Agreement, or any of the other Transaction Documents.

Section 9. Release of Claims.

(a) TO INDUCE ADMINISTRATIVE AGENT, LENDERS, AND LENDER COUNTERPARTY TO AGREE TO THE TERMS OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY (A) REPRESENTS AND WARRANTS THAT, AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS OR UNDER THE ISDA AGREEMENT, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AGREEMENT, (B) RELEASES AND FOREVER DISCHARGES THE RELEASED PERSONS (AS HEREINAFTER DEFINED) FROM ANY AND ALL RELEASED CLAIMS (AS HEREINAFTER DEFINED), AND (C) COVENANTS NOT TO ASSERT (AND NOT TO ASSIST OR ENABLE ANY OTHER PERSON TO ASSERT) ANY RELEASED CLAIM AGAINST ANY RELEASED PERSON. THE CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT SUCH RELEASE IS A GENERAL RELEASE OF ANY AND ALL RELEASED CLAIMS THAT CONSTITUTES A FULL AND COMPLETE SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE RELEASED CLAIMS, ALL OF WHICH ARE HEREIN COMPROMISED AND SETTLED.

(b) As used above, "Released Claims" shall mean any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, controversies, liabilities, obligations, damages and expenses of any and every character (whether known or unknown, liquidated or unliquidated, absolute or contingent, acknowledged or disputed, direct or indirect), at law or in equity, of whatsoever kind or nature (including claims of usury), whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Persons prior to and including the date hereof that in any way directly or indirectly arise out of or in any way are connected to (i) any of the Transaction Documents or the ISDA Agreement or any default or event of default thereunder, (ii) any negotiation, discussion, enforcement action, agreement or failure to agree related to any Transaction Document, the ISDA Agreement or any default or event of default thereunder, or (iii) any action, event, occurrence, or omission otherwise related to the rights, duties, obligations and relationships among the various Credit Parties, Administrative Agent, Lenders, and Lender Counterparty; provided, however, that “Released Claims” shall not include any outstanding obligations owed as of the date of this Agreement to Company by Lender Counterparty, or any affiliate thereof, under the express terms of the ISDA Agreement, and "Released Persons" shall mean Administrative Agent, Lenders, Royalty Owner, Warrant Owner, and Lender Counterparty, together with their respective employees, agents, attorneys, officers, partners, shareholders, accountants, consultants, directors, and Affiliates, and their respective successors and assigns.

Section 10. Miscellaneous.

(a) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement or ISDA Agreement, as applicable.

(c) Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

(d) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, THE ISDA AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY

TEKOIL AND GAS GULF COAST, LLC

By: Tekoil & Gas Corporation, its Managing Member

By:	/s/ Mark Western
Mark Western CEO and Chairman of the Board of Directors

GUARANTOR

TEKOIL & GAS CORPORATION

By:	/s/ Mark Western
Mark Western CEO and Chairman of the Board of Directors

J. ARON & COMPANY, as Lead Arranger, Syndication Agent, Administrative Agent, Lender Counterparty and a Lender

By:	/s/ Susan Rudov
Authorized Signatory

Signature Page to Amendment No. 3 and Waiver

SCHEDULE 4.9

LITIGATION

Tekoil & Gas Corporation (“Parent”)

None.

Tekoil and Gas Gulf Coast, LLC (“Borrower”)

Case No. 2007-15466; Erskine Energy Partners II, L.P. v. Masters Resources L.L.C., Tekoil and Gas Gulf Coast, L.L.C., Richard H. Lee, John W. Barton, Rich Holdings L.L.C., Masters Oil & Gas, L.L.C., and Masters Pipeline, L.L.C.; In the 55th Judicial District Court of Harris County, Texas.

Threatened Litigation

In a letter dated October 9, 2007 addressed to Masters Resources, LLC, Masters Oil & Gas, LLC, Tekoil & Gas Corporation and Tekoil and Gas Gulf Coast, LLC, J-W Power Company demands payment for an alleged indebtedness of $367,209.07 for unpaid invoices for equipment, services, labor and materials provided in connection with contracts between the aforementioned addressees. J-W Power Company states that if they have not received payment by October 19, 2007, they will immediately file suit for the principal amount allegedly due, together with interest, attorney’s fees and court costs.